AMENDED & RESTATED RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDED & RESTATED AGREEMENT, is made this 15th of February, 2022, by and among the trust identified on Schedule A, (the “Acquiring Trust”), on behalf of itself and its respective series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and each trust identified on Schedule B (each, an “Underlying Trust”), on behalf of itself and its respective series identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), and shall be effective as to each Acquired Fund on the date set forth on Schedule B.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, the Acquiring Trust and the Underlying Trust have entered into that certain Rule 12d1-4 Fund of Funds Investment Agreement, dated December 1, 2021, and desire to amend and restate the agreement.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.                  Terms of Investment

(a)               Because Acquired Funds operate as exchange-traded funds, the Funds note that each Acquired Fund is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption order for shares of the Acquired Fund can only be submitted by brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with Acquired Funds’ distributor to transact in shares of the Acquired Funds. The Acquired Funds also have policies and procedures (the “Basket

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Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creation and redemptions of the Acquired Funds’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that:

(i)     the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund; and

(ii)  Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser with making the required findings under the Rule.

(b)               In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its investment adviser with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. For the avoidance of doubt, the Acquiring Fund acknowledges and agrees that any information provided by the Acquired Fund under this section is limited to publicly available fee and expense information.

2.                  Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.                  Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time,

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applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.                  [RESERVED]

5.                  Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:
Northern Lights Fund Trust III c/o Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246 Attention: Richard Malinowski Email: rmalinowski@ultimusfundsolutions.com

Jason Pogorelec

c/o Fidelity Investments

245 Summer Street

V13E

Boston, MA 02210

Email: Jason.Pogorelec@fmr.com

Kenneth Robins

c/o Fidelity Investments

245 Summer Street

V10B

Boston, MA 02210

Email: Kenneth.Robins@fmr.com

With a copy to:

Shelley Harding

Attn: Legal Dept.

6501 S Fiddlers Green Circle,

Suite 600

Greenwood Village, CO 80111

Email: shelley.harding@fmr.com

6.                  Term and Termination; Assignment; Amendment

(a)               This Agreement shall be effective for the duration of the Acquired Funds’ and/or the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(c).

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(b)               The parties hereby mutually agree to terminate the pre-existing Participation Agreement as of the Effective Date and waive the notice requirement for termination as set forth therein.

(c)               This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(d)               This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

(e)               This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that Schedule B to this Agreement may be amended by the Acquired Fund to add additional Acquired Funds by providing notice to the Acquiring Fund in accordance with Section 5.

(f)                This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

(g)               In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the Acquiring Trusts.

(h)               In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of the Acquired Trusts.

7.                  Miscellaneous

(a)               Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(b)               Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(c)               Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

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(d)               (Notice. The Acquiring Funds are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust (the “Trust Document”) of which each Acquired Fund is a series (together collectively the “Trusts”) or other organizational documents and agrees that the obligations assumed by the Trusts pursuant to this Agreement shall be limited in all cases to the relevant Acquired Funds and their assets, and the Acquiring Funds shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the relevant Acquired Funds or any other series of the Trusts. In addition, the Acquiring Funds shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Acquiring Funds understands that the rights and obligations of any Fund under the Trust Document or other organizational document are separate and distinct from those of any and all other series of the Trusts.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Northern Lights Fund Trust III, on behalf of itself and each of the Acquiring Funds listed on Schedule A, Severally and Not Jointly

 /s/Eric Kane________________________________

Name: Eric Kane

Title: Secretary

Fidelity Merrimack Street Trust, Fidelity Covington Trust

Fidelity Commonwealth Trust, on behalf of itself and each of the Acquired Funds listed on Schedule B, Severally and Not Jointly

/s/Stacie Smith_______________________________

Name: Stacie Smith

Title: Authorized Signer

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SCHEDULE A

Acquiring Trusts and Acquiring Funds

CURRENT NORTHERN LIGHTS FUND TRUST III FUNDS
Northern Lights Fund Trust III – 33 Funds
  Absolute: (collectively, the “Absolute Funds”)
    Absolute Capital Asset Allocator Fund (Asset Allocator)
    Absolute Capital Defender Fund (Capital Defender)
  ACM: (collectively, the “ACM Funds”)
    ACM Dynamic Opportunity Fund (ACM Dynamic)
    ACM Tactical Income Fund (ACM Tactical)
  Boyd Watterson Limited Duration Enhanced Income Fund (BWLD)
  Centerstone: (collectively, the “Centerstone Funds”)
    Centerstone International Fund (“CS International”)
    Centerstone Investors Funds (“CS Investors”)
  Counterpoint: (collectively, the “Counterpoint Funds”)
    Counterpoint Tactical Equity Fund (Counterpoint TE)
    Counterpoint Tactical Income Fund (Counterpoint TI)
    Counterpoint Tactical Municipal Fund (Counterpoint TM)
    CP High Yield Trend ETF (CP HYT)
  FPA Global Equity ETF (FPA ETF)
  Good Harbor Tactical Select Fund (Good Harbor)
  HCM: (collectively, the “HCM Funds”)
    HCM Defender 100 Index ETF (HCM 100)
    HCM Defender 500 Index ETF (HCM 500)
    HCM Dividend Sector Plus Fund (HCM DSP)
    HCM Income Plus Fund (HCM IP)
    HCM Tactical Growth Fund (HCM TG)
  Issachar Fund (Issachar)
  Marathon Value Portfolio (Marathon)
  Newfound Risk Managed U.S. Growth Fund (Newfound)
  Persimmon Long/Short Fund (Persimmon)
  Pinnacle: (collectively, the “Pinnacle Funds”)
    Pinnacle Sherman Multi-Strategy Fund (Pinnacle MS)
    Pinnacle Sherman Breakaway Strategy Fund (Pinnacle BS)
  RESQ: (collectively, the “RESQ Funds”)
    RESQ Dynamic Allocation Fund (RESQ DA)
    RESQ Strategic Income Fund (RESQ SI)
  Swan: (collectively, the “Swan Funds”)
    Swan Defined Risk Fund (Swan DR)
    Swan Defined Risk Emerging Markets Fund (Swan EM)
    Swan Defined Risk Foreign Fund (Swan Foreign)
    Swan Defined Risk U.S. Small Cap Fund (Swan SC)
    Swan Defined Risk Growth Fund (Swan GF)
  The Covered Bridge Fund (Covered Bridge)
  The Teberg Fund (Teberg)

  Collectively, FYE 9/30
    9/30
    9/30
  Collectively, FYE 12/31
    FYE 12/31
    FYE 12/31
  FYE 6/30
  Collectively, FYE 3/31
    FYE 3/31
    FYE 3/31

  FYE 9/30
  FYE 9/30
  FYE 9/30
  FYE 12/31
  FYE TBD
  FYE 9/30
  Collectively, FYE 6/30
    6/30
    6/30
    6/30
    6/30
    6/30
  FYE 9/30
  FYE 9/30
  FYE 3/31
  FYE 9/30
  Collectively, FYE 9/30
    FYE 9/30
    FYE 9/30
  Collectively, FYE 9/30
    FYE 9/30
    FYE 9/30
  Collectively, FYE 6/30
    6/30
    6/30
    6/30
    6/30
    6/30
  FYE 9/30
  FYE 3/31

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SCHEDULE B

Acquired Trusts and Acquired Funds

Portfolio #	Portfolio Legal Name	Trust	Effective Date
1283	Fidelity Nasdaq Composite Index ETF	Fidelity Commonwealth Trust	January 19, 2022
6157	Fidelity Blue Chip Growth ETF	Fidelity Covington Trust	January 19, 2022
6190	Fidelity Blue Chip Value ETF	Fidelity Covington Trust	January 19, 2022
6442	Fidelity Clean Energy ETF	Fidelity Covington Trust	January 19, 2022
6443	Fidelity Cloud Computing ETF	Fidelity Covington Trust	January 19, 2022
6444	Fidelity Digital Health ETF	Fidelity Covington Trust	January 19, 2022
2854	Fidelity Dividend ETF for Rising Rates	Fidelity Covington Trust	January 19, 2022
6445	Fidelity Electric Vehicles and Future Transportation ETF	Fidelity Covington Trust	January 19, 2022
3354	Fidelity Emerging Markets Multifactor ETF	Fidelity Covington Trust	January 19, 2022
6339	Fidelity Growth Opportunities ETF	Fidelity Covington Trust	January 19, 2022
2853	Fidelity High Dividend ETF	Fidelity Covington Trust	January 19, 2022
3088	Fidelity High Yield Factor ETF	Fidelity Covington Trust	January 19, 2022
3063	Fidelity International High Dividend ETF	Fidelity Covington Trust	January 19, 2022
3355	Fidelity International Multifactor ETF	Fidelity Covington Trust	January 19, 2022
3064	Fidelity International Value Factor ETF	Fidelity Covington Trust	January 19, 2022
2855	Fidelity Low Volatility Factor ETF	Fidelity Covington Trust	January 19, 2022
6340	Fidelity Magellan ETF	Fidelity Covington Trust	January 19, 2022
2856	Fidelity Momentum Factor ETF	Fidelity Covington Trust	January 19, 2022
2574	Fidelity MSCI Communication Services Index ETF	Fidelity Covington Trust	January 19, 2022
2566	Fidelity MSCI Consumer Discretionary Index ETF	Fidelity Covington Trust	January 19, 2022
2567	Fidelity MSCI Consumer Staples Index ETF	Fidelity Covington Trust	January 19, 2022
2568	Fidelity MSCI Energy Index ETF	Fidelity Covington Trust	January 19, 2022
2569	Fidelity MSCI Financials Index ETF	Fidelity Covington Trust	January 19, 2022
2570	Fidelity MSCI Health Care Index ETF	Fidelity Covington Trust	January 19, 2022
2571	Fidelity MSCI Industrials Index ETF	Fidelity Covington Trust	January 19, 2022
2572	Fidelity MSCI Information Technology Index ETF	Fidelity Covington Trust	January 19, 2022
2573	Fidelity MSCI Materials Index ETF	Fidelity Covington Trust	January 19, 2022
2735	Fidelity MSCI Real Estate Index ETF	Fidelity Covington Trust	January 19, 2022
2575	Fidelity MSCI Utilities Index ETF	Fidelity Covington Trust	January 19, 2022
6079	Fidelity New Millennium ETF	Fidelity Covington Trust	January 19, 2022
6414	Fidelity Preferred Securities & Income ETF	Fidelity Covington Trust	January 19, 2022
2857	Fidelity Quality Factor ETF	Fidelity Covington Trust	January 19, 2022
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Portfolio #	Portfolio Legal Name	Trust	Effective Date
6341	Fidelity Real Estate Investment ETF	Fidelity Covington Trust	January 19, 2022
6342	Fidelity Small-Mid Cap Opportunities ETF	Fidelity Covington Trust	January 19, 2022
3356	Fidelity Small-Mid Multifactor ETF	Fidelity Covington Trust	January 19, 2022
5027	Fidelity Stocks for Inflation ETF	Fidelity Covington Trust	January 19, 2022
6508	Fidelity Sustainable High Yield ETF	Fidelity Covington Trust	February 15, 2022
6415	Fidelity Sustainable U.S. Equity ETF (f/k/a Fidelity Sustainability U.S. Equity ETF)	Fidelity Covington Trust	January 19, 2022
6044	Fidelity U.S. Multifactor ETF	Fidelity Covington Trust	January 19, 2022
2858	Fidelity Value Factor ETF	Fidelity Covington Trust	January 19, 2022
6416	Fidelity Women's Leadership ETF	Fidelity Covington Trust	January 19, 2022
2720	Fidelity Corporate Bond ETF	Fidelity Merrimack Street Trust	January 19, 2022
6353	Fidelity Investment Grade Bond ETF	Fidelity Merrimack Street Trust	January 19, 2022
6354	Fidelity Investment Grade Securitized ETF	Fidelity Merrimack Street Trust	January 19, 2022
2721	Fidelity Limited Term Bond ETF	Fidelity Merrimack Street Trust	January 19, 2022
3089	Fidelity Low Duration Bond Factor ETF	Fidelity Merrimack Street Trust	January 19, 2022
2722	Fidelity Total Bond ETF	Fidelity Merrimack Street Trust	January 19, 2022

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